EX-10.5
                         FINDER'S FEE AGREEMENT

                         FINDER'S FEE AGREEMENT

This Agreement (the "Agreement") is entered into on the 3rd day of July, 2006 by and between;

Pangea Investments GmbH, A company under the law of Switzerland having its principal place of business at 160a Churerrsreasse
Pfaffikon /SZ 8808 Switzerland (hereafter the "Finder") and;

Andain Inc, A company under the law of the stare of Nevada having its principal place of business at 5190 Neil Road, Suite 430 Reno, Nevada 89504. (hereafter the "Company").

1.  ENGAGEMENT OF FlNDER BY THE COMPANY

The Company hereby engages the Finder's services (herein the "Services"), for the purpose of introducing the Company to potential non United States investors in the equity of the Company, the names of which are specified in the list attached hereto as Appendix A, as may be updated from time to time (herein the "Designated Entities").

In addition to the Designated Entities listed in Appendix A, the Finder may submit to the Company for its approval, a list of additional entities that, according to the best judgment of the Finder, are suitable candidates to invest in the Company. If the Company so decides, at its sole and absolute discretion, that any or all of the entities included in the list thus submitted are suitable candidates, the Company shall serve a notice to that effect to the Finder, and such entities will be included in Appendix A and deemed as Designated Entities.

2.  DESTRIBUTED SHARES

The Company hereby authorizes the Finder to conduct initial negotiation on the Company behalf for the distribution of the Company shares at the value of One ($1.00) U.S dollar per share and up to aggregated amount of 10 million shares of the Company's common stock Share capital to be issued for such an investment (herein the "Distributed Shares") at a Company's pre-money value of Ten (10) Million US Dollars (herein the "Agreed Company's Value").

According to the said authorization, the Finder is entitled to negotiate the sell of any number of the Distributed Shares at a Company value that is higher than the Agreed Company Value.

3.  FEE

In the event that during the Term of this Agreement any of the Designated Entities enters into an equity investment transaction with the Company for the investment of not less than Five Hundred Thousand United States Dollars ($500,000) in the aggregate, the Finder shall be entitled to receive from the Company in consideration for the Services rendered by it either of the following compensations:

(i) in the event that the said equity investment transaction is entered into at the Agreed Company's Value, the Finder will receive from the Company a fee equal to Thirteen percent (13%) of the gross dollar amount received by the Company (herein the "Fee"), to be paid by the Company to the Finder within 30 days of receipt of any amount of investment, or

(ii) in the event that the said equity investment transaction is entered into at a Company's value that is higher than the Agreed Company's Value, the Finder will receive from the Company, in lieu of the Fee mentioned above, such number of shares which is the difference between the number of shares that would have been issued to the investors if the said equity investment transaction would have been entered into on the basis of the Agreed Company's Value and the number of shares actually issued by the Company pursuant to the said equity investment transaction.

The Company will grant the Finder an option to convert his due Finder, under into the Company shares of Common Stock ("Option"). Such an Option will be grunted to the Finder by the Company for consecutive 36 months of such Finders Fee payment. The Finder will exercise his option to purchase the Company Common Stock shares at the same share price paid by such an investor to the Company entitling the Finder to his fee.

4.  FINDER'S OBLIGATIONS

The Finder will negotiate for the company with the Designated
Entities approved by the company. In providing the Services, the Finder shall use its best efforts for the purpose of introducing the Company to the Designated Entities and executing an equity investment in the Company.

The Finder hereby undertakes not to make any promises or representations or give any warranties or guarantees on behalf of the Company. Any information regarding the Company that may be provided by the Finder to any of the Designated Entities is subject to prior written confirmation of the Company, and signing by such Designated Entity on a Non-Disclosure Agreement in a form acceptable to the Company. The Finder further undertakes to indemnify the Company against any loss arising out of the making of any promises or representations or the giving of any warranties or guarantees not authorised by the provisions of this sub-section. Finally, the Finder agrees that it shall seek only non United States investors for investment into the Company under Regulation S (promulagted by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended.

The Finder shall provide the above Services at the Company's discretion, provided that the Company's election not to receive any or all of the Services shall not limit the Finder's right to receive the Fee, as provided above.

5.  RIGHT OF COMPANY TO REFUSE

The Company may, at its sole and absolute discretion, refuse or reject any proposed investment with any or all of the Designated
Entities, and the Company shall not be obligated to pay the Fee if the Company elects to refuse or reject any such investment.

6.  NOTICES

All notices shall be given by one party to the other, shall be in writing, and shall be presumed given or made to the other party if served either personally or if deposited in certified or registered mail or sent by fax. If such notice is served personally, service shall be conclusively deemed made at the time of such personal service, if served by mail it shall be deemed served after 72 hours from mail deposit. All notices shall be given to the addresses set forth above. Any party hereto may change its address for the purpose of receiving notices or other communications by a written notice given in the manner of aforesaid to the other party hereto.

7.  ASSIGNMENT

This Agreement shall not be assigned by Finder without the prior written consent of the Company.

8.  GOVERNING LAW

This Agreement shall be governed by and construed under the laws of the State of Nevada, without regard to any conflicts of law provisions,

9.  TERM AND TERMINATION

This Agreement shall be in force for a period of one (1) month and shall be extended only by a written agreement executed by the parties.

10.  ENTIRE AGREEMENT

This Agreement constitutes the entire Agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly cancelled. This Agreement replaces any and all prior agreements between the Company and the Finder.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year herein above written.

                                       ANDAIN INC.


                                       By: /s/  Sam Elimelech
                                       Sam Elimelech, President


                                       PANGEA INVESTMENTS GMBH


                                       By: /s/  Ralph W. Marthaler
                                       Ralph W. Marthaler, President